Exhibit 99.1

GENERAL

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A RUSSIAN DOCUMENT. IT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON. SHAREHOLDERS IN JSC “RUSHYDRO” SHOULD RELY ONLY ON THE ORIGINAL RUSSIAN DOCUMENT OF WHICH THIS IS A TRANSLATION (TOGETHER WITH OTHER RELEVANT RUSSIAN DOCUMENTATION ISSUED BY JSC “RUSHYDRO”) IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS TRANSLATION APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS (INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2000/71/EC (THIS DIRECTIVE, TOGETHER WITH ANY IMPLEMENTING MEASURES IN ANY MEMBER STATE, THE “PROSPECTUS DIRECTIVE”)).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE (A) A LEGAL ENTITY WHICH IS AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES; OR (B) A LEGAL ENTITY WHICH HAS TWO OR MORE OF (I) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (II) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000; AND (III) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS (“QUALIFIED INVESTORS”). IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT,

QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS. BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

JSC “RUSHYDRO’S” OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES AND DEPOSITARY RECEIPTS (THE “RIGHTS OFFERING”) ARE MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT HAS BEEN PREPARED IN

ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. JSC “RUSHYDRO” IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES AND DEPOSITARY RECEIPTS TO BE OFFERED IN CONNECTION WITH THE RIGHTS OFFERING, JSC “RUSHYDRO” WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC “RUSHYDRO” SHARES OR DEPOSITARY RECEIPTS RELATED TO THE ISSUANCE.

NOTICE

on feasibility to exercise pre-emptive rights for acquisition of additional shares of JSC “RusHydro”

JSC “RusHydro” (hereinafter referred to as Company, Issuer), location: Russian Federation, the Krasnoyarsk Territory, Krasnoyarsk, Respubliki Str., 51, informs that on August 16, 2011 Federal Service for Financial Markets performed the state registration of the additional issue and prospectus of ordinary personal uncertified shares of JSC “RusHydro” placed by open subscription (hereinafter referred to as the “Shares”, “additional shares”, “securities”, “securities being placed”). State registration number 1-01-55038-E-040D (dated August 16, 2011) was assigned to the additional issue of Shares, the number of Shares being placed of the additional issue: 89,000,000,000 (eighty nine billion) pieces, nominal value of each Share: 1 (one) ruble.

The list of holders of the pre-emptive rights for acquisition of securities being placed is prepared as of: May 23, 2011.

1. Offering price of the Shares:

Offering price of 1 (one) additional ordinary personal share of the Issuer, including to persons on the list of holders of the pre-emptive right for acquisition of additional ordinary shares of the Issuer amounts 1 (one) ruble 65 (sixty five) kopecks. The stated offering price is determined in accordance with Articles 36, 77 of the Federal Law “On Joint Stock Companies” by resolution of the Board of Directors of the Issuer on August 02, 2011 (minutes dated August 02, 2011, No. 130).

2. The procedure to determine the number of Shares which can be acquired by each person entitled to exercise pre-emptive right for their acquisition:

Maximum number of the additional shares that a person may acquire under the pre-emptive right for acquisition of additional shares of the Issuer is proportional to the number of ordinary personal shares of the Issuer possessed by such person as of May 23, 2011, and shall be calculated as follows:

X = Y * (89,000,000,000 / 290,302,702,379), where

X is the maximum number of additional shares of this additional issue that may be acquired by a person entitled to exercise pre-emptive right for acquisition of the securities being placed;

Y is a number of ordinary personal shares of the Issuer possessed by a person entitled to pre-emptive right for acquisition of the securities being placed as of May 23, 2011 (date when a list of persons entitled to attend the annual General Meeting of Shareholders of the Issuer that passed the Resolution “On Increasing the Registered Capital of the Company”, was prepared);

89,000,000,000 (eighty nine billion) is a number of additional equity shares offered by the Issuer pursuant to the Resolution on the Additional Issue of Securities;

290,302,702,379 (two hundred ninety billion three hundred two million seven hundred two thousand three hundred and seventy nine) – is the number of placed ordinary personal shares of the Issuer.

We kindly ask You to review the Section “IMPORTANT INFORMATION FOR SHAREHOLDERS OF JSC “RusHydro” of the present Notice prior to calculating the number of shares estimated to be acquired by You.

3. The procedure of execution as well as the term of the pre-emptive right for acquisition of Shares:

Under Articles 40, 41 of the Federal Law “On Joint Stock Companies” the shareholders of the Issuer, holders of ordinary shares entitled to attend the General Meeting of Shareholders of the Company held on June 30, 2011 that passed the Resolution “On Increasing the Registered Capital of the Company”, have the pre-emptive right for acquisition of additional shares of the Issuer in number proportional to the number of equity shares of the Issuer possessed by them.

Placement of a certain number of shares of the present additional issue as part of exercising the pre-emptive right for acquisition of placed shares (i.e. when they are acquired by persons being entitled to exercise the pre-emptive right for acquisition of placed shares) is intended to be carried out, in particular, outside the Russian Federation by means of a placement of appropriate foreign securities certifying the rights relating to shares in accordance with foreign laws.

In exercising the pre-emptive right for acquisition of securities being placed by persons entitled to such pre-emptive right, Subscription agreements are made, including agreements to acquire securities of a foreign issuer placed under foreign laws and certifying the rights in respect of the shares of the Issuer (hereinafter referred to as Depository Receipts) as specified below.

As issue of Depository Receipts is not subject to state registration in the Russian Federation, Depository Receipts shall solely be offered outside the Russian Federation and no such receipts may or will be placed by the Issuer or publicly traded on the territory of the Russian Federation. Placing of shares by means of placing of Depository Receipts shall be conducted under a contract between the Issuer and The Bank of New York Mellon (hereinafter referred to as the Depository Bank), for the purpose of issuance of Depository Receipts by the Depository Bank.

Issuer’s shares placing by means of foreign securities placing shall be deemed crediting of shares of the Issuer to the personal account (depository account) of the Depository Bank which under relevant foreign laws is the issuer of respective Depository Receipts.

Additional shares placing to persons entitled to exercise the pre-emptive right for acquisition of securities being placed shall be carried out on the grounds of written applications for acquisition of securities being placed (hereinafter referred to as Applications or Application in singular) submitted by such persons (hereinafter referred to as Applicants or Applicant in singular).

Persons entitled to exercise the pre-emptive right to for acquisition of securities being placed may exercise their pre-emptive rights in full or in part pro rata the amount of ordinary personal shares of the Issuer possessed by them.

The Term of the pre-emptive right is 60 (sixty) days. The Term of the pre-emptive right shall commence after complete execution of its duties related to the Notice on the pre-emptive right by the Issuer, i.e. after execution of the last of the following actions by the Issuer: publication of the Notice on the pre-emptive right in the newspaper Izvestiya and posting of the Notice on the pre-emptive right on the Issuer’s website on the Internet at: www.rushydro.ru.

Before expiration of the Term of the pre-emptive right for acquisition of the securities being placed, no placement of securities other than by exercising the specified pre-emptive right shall be permitted.

An Applicant may exercise its pre-emptive right in full or in part by means of submitting an Application to the Issuer.

The Application shall include the following data:

– The title “Application for acquisition of shares of JSC “RusHydro” in exercising the pre-emptive right”;

– surname, first name, patronymic (full company name) of the person entitled to exercise the pre-emptive right for acquisition of securities being placed;

– taxpayer identification number of the person entitled to exercise the pre-emptive right for acquisition of securities being placed (if any);

– place of residence (location) of the person entitled to exercise the pre-emptive right for acquisition of securities being placed;

– for individual persons – passport particulars (date and place of birth, series, number and issuance date, name of the issuing authority);

– for legal entities – data of the state registration of a legal entity (including, for Russian legal entities – information on state registration of a legal entity/registration in the Unified State Register of Legal Entities (date, registering authority, appropriate certificate number));

– number of acquired securities being placed;

– information on form of payment of shares being placed (monetary, non-monetary or both monetary and non-monetary at the same time), and in case of shares payment with non-monetary assets – list and characteristics of non-monetary assets (property) (list of non-monetary assets which can be used for payment of the shares is specified in clause 8.6. of the Resolution on Additional Issue of Securities), used as payment for shares, namely:

The list of property to be used to pay for the securities:

1) Shares of the following joint-stock companies:

JSC Boguchanskaya HPP (OGRN 1022400828119);

JSC Geoterm (OGRN 1024101023429);

JSC Zaramagskiye HPPs (OGRN 1021500822001);

JSC KamGEK (OGRN 1024101019469);

JSC Kolymaenergo (OGRN 1024900959467);

JSC Pavlodolskaya hydro-power plant (OGRN 1041500751016);

JSC Trest Hydromontazh (OGRN 1027739318815);

JSC Ust-Srednekanskaya HPP (OGRN 1074910002310);

JSC Irkutskenergo (OGRN 1023801003313);

JSC RAO East Energy Systems (OGRN 1087760000052);

JSC DEK (OGRN 1072721001660);

JSC AK Yakutskenergo (OGRN 1021401047260);

JSC SEK (OGRN 1096501006030).

2) Hydraulic engineering facilities:

Facility – right bank dam (I) (right bank soil dam (I1), right bank concrete dam (I2). Location: the Irkutsk Region, Bratsk, residential area Energetik, the Bratskaya HPP)

Facility – left bank dam (I I) (left bank soil dam (I I1), left bank concrete dam (I I2). Location: the Irkutsk Region, Bratsk, residential area Energetik, the Bratskaya HPP)

Facility – a dam of the Ust-Ilimskaya HPP (I) (left bank dam (I1) (concrete dam (I2), right bank dam (I3). Location: the Irkutsk Region, Ust-Ilimsk, the Ust-Ilimskaya HPP)

Facility – right bank dam (I) (island dam (I1), channel dam (I2), right bank dam (I3) parts. Location: the Irkutsk Region, Irkutsk, the Irkutskaya HPP)

Facility – left bank dam (I I1) (pipe drainage (I I2), reinforced concrete tunnel (gallery N 1) (I I3). Location: the Irkutsk Region, Irkutsk, the Irkutskaya HPP).

– Applicant’s personal account number in the register of holders of personal securities of the Issuer for transfer to it the shares being acquired. If shares are to be credited in the register of holders of personal securities of the Issuer to a nominee account – full legal name of the depository (hereinafter referred to as the First Level Depository), information on state registration of such depositary (OGRN, name of the registering authority, date of state registration and entering the depository in the EGRUL), Applicant’s depositary account number, number and date of the appropriate depository agreement entered into by the depository and the Applicant (in respect of securities being placed). If the Applicant’s depository account (in respect of securities being placed) is maintained by a nominee holder who in turn is a bailor of the First Level Depository, then the Application shall include the full legal name of the mentioned nominee holder, information on state registration of the mentioned nominee holder (hereinafter referred to as the Second Level Depository) (OGRN, name of the registering authority, date of state registration and date of entering the depository in the EGRUL), Applicant’s depositary account number, number and date of the depository agreement entered into by the depository and the Applicant (in respect of securities being placed), the full legal name of the First Level Depository, details of the inter-depository agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder with which the Applicant has the depository account (in respect of securities being placed);

– Applicant’s bank details to be used in case of return of monetary assets;

– contact details of the Applicant (postal address and fax with the inter-city code, e-mail) to give notice to the Applicant of a resolution on its Application;

– reference to the document attached to the Application confirming the Applicant’s payment for the securities being placed.

The Application shall be accompanied with a document confirming payment for the securities with monetary assets, and (or) documents, confirming transfer of securities used as payment for the securities being placed to the depositary account of the Issuer (notice on transaction in the personal account and (or) depositary account), and (or) certificate of state registration of immovable property title transfer to the Issuer.

Recommended Application form is posted on the Issuer’s website on the Internet at http://www.rushydro.ru

The Applicant shall pay for shares being acquired in accordance with procedure specified in clause 8.6. of the Resolution on the Additional Issue of Securities.

An Application shall be signed by the person entitled to exercise the pre-emptive right for acquisition of securities being placed (or by its authorized representative subject to attachment of the original or certified copy of a duly executed power of attorney or any other document to confirm the authority of the representative) and bear the seal impress for legal persons (if any).

The Applicant shall be liable for the reliability of the information contained in the Application and its conformance to the information entered in the Issuer’s Register of Shareholders.

Applications shall be accepted every day, excluding Saturdays, Sundays and official holidays, from 10 a.m. till 5 p.m. (Moscow time), at the following address: 107014, Moscow, 4, b. 1, Stromynka st., Limited Liability Company Depository and Corporate Technologies. Postal address for submission of Applications: 107014, Moscow, 4, b. 1, Stromynka st., Limited Liability Company Depository and Corporate Technologies. Contact phone number: (495) 641-30-31, 641-30-32, 641-30-33.

Applications shall be registered in the Applications register with indication of the date of receipt for each Application.

The Issuer is entitled to deny the possibility to exercise the pre-emptive right by the person submitted the application in case if:

– the Application does not satisfy the requirements stipulated in clause 8.5. of the Resolution on the Additional Issue of Securities;

– the Application makes it impossible to identify the person on whose behalf the Application has been submitted as a person entitled to exercise the pre-emptive right to purchase securities being placed;

– the Application is received by the Issuer after the end of the Term of the pre-emptive right;

– the Application is not accompanied with the abovementioned document confirming payment for the securities.

In the event that the Issuer refuses to accept the Application, the monetary or non-monetary assets received by the Issuer as payment for the shares, shall be refunded to the Applicant in non-cash form as per the bank details specified in the Application (in case of monetary payment), and (or) in accordance with the procedure specified in clause 8.6. of the Resolution on the Additional Issue of Securities (in case of non-monetary payment) within 60 (sixty) days after the expiration date of Term of the pre-emptive right.

In the event that the number of shares specified in the Application is less than the number of shares paid as provided in the document confirming payment of shares being placed, the Issuer will allot the Applicant the number of shares specified in the Application. At monetary payment for the shares – the Issuer shall within 60 (sixty) days after the expiration date of Term of the pre-emptive right return to the Applicant the amount of monetary assets in excess of the value of the shares being placed, number of which is specified in the Application, received by the Issuer as payment for the shares, using the bank details provided in the Application. At non-monetary payment for the shares – the Issuer shall, within 60 (sixty) days after the expiration date of Term of the pre-emptive right, return to the Applicant difference between the value of property transferred as payment for the additional shares and the value of the additional shares specified by the Applicant for acquisition. The Issuer shall return the said difference to the Applicant in monetary form in rubles of the Russian Federation by their transfer to the bank account, details of which are specified in the Application.

In the event that the number of shares specified in the Application will be more than the number of shares paid as provided in the document confirming payment of shares being placed, the Applicant shall be deemed to have exercised its pre-emptive right for acquisition of shares relative to the number of shares paid.

In the event that the number of shares specified in the Application exceeds the number of shares which the Applicant is entitled to purchase, the Application, subject to compliance with all other requirements, shall be satisfied in maximum possible number of full shares for such person under the settlement procedure specified below. At monetary payment for the shares – the Issuer shall within 60 (sixty) days after the expiration date of Term of the pre-emptive right, return to the Applicant the amount of monetary assets in excess of the value of all shares as may be allotted to the said Applicant, received by the Issuer as payment for the shares, using the bank details provided in the Application. At non-monetary payment for the shares – the Issuer shall, within 60 (sixty) days after the expiration date of Term of the pre-emptive right, return to the Applicant the difference between the value of property transferred as payment for the additional shares and the value of all the additional shares as may be allotted to the stated Applicant. The Issuer shall return the said difference to the Applicant in monetary form in rubles of the Russian Federation by their transfer to the bank account, details of which are specified in the Application.

A Subscription Agreement with a person entitled to exercise the pre-emptive right for acquisition of the securities being placed shall be deemed concluded upon receipt by the Issuer of the Application accompanied with a document confirming payment for the securities by monetary assets and (or) documents, confirming transfer of securities used as payment for the securities being placed to the depositary account of the Issuer (notices on transaction in the personal account and (or) depositary account), and (or) certificate of state registration of immovable property title transfer to the Issuer.

At that, in the event that the Application accompanied with documents confirming payment is submitted to the Issuer before the Placement Opening Date in respect of additional shares, the Subscription Agreement shall be deemed concluded on the Placement Opening Date in respect of shares of this additional issue.

At conclusion of the Subscription Agreement with a person exercising the pre-emptive right for acquisition of the securities being placed, as may be agreed between the parties in accordance with Article 434 of the Civil Code of the Russian Federation, the agreement may be executed in a single document signed by the parties in the number of copies as agreed on by the parties.

Applicants may sign the Subscription Agreements within the Term of the pre-emptive right any day from 10 a.m. till 5 p.m., Moscow time, excluding Saturdays, Sundays and official holidays, at the address: Russian Federation, Moscow, 51 Arkhitektora Vlasova street, JSC “RusHydro”. Agreements shall be executed within 20 (twenty) days from the date of the Applicant’s call. At the same time, in case of non-monetary payment for the securities being placed it is recommended to call for the said Agreement signing at least 20 (twenty) days before expiration date of Term of the pre-emptive right.

Crediting of shares being acquired as a result of the exercise of the pre-emptive right for acquisition of shares of this additional issue shall be effected only after their full payment.

The securities shall be deemed placed from the date when the record is made in the register of shareholders – securities holders of the Issuer on crediting the securities to the personal account of the person exercising the pre-emptive right or nominee holder designated by such person in the Application.

Details of the bank accounts for remittance of monetary assets used for payment of Shares:

Account holder: JSC “RusHydro” (INN 2460066195)

Full company name: Open Joint Stock Company Sberbank of Russia

Abbreviated company name: OJSC Sberbank of Russia

Location: Russia, 117997, Moscow, 19 Vavilova st

Bank details of accounts to which the monetary assets paid for the securities are to be transferred: Current account No. 40702810400020107810

Correspondent account No. 30101810400000000225

BIC 044525225

Bank INN 7707083893

The payment of the shares being placed shall be effected in non-monetary form:

– in case of payment for the shares being placed by immovable property – by signing a contract and immovable property acceptance and transfer certificate, prepared in accordance with the requirements of legislation on state registration of rights to immovable property and transactions with it by the Issuer and the Subscriber/Applicant, and by state registration of title to immovable property. At that the date of payment for shares being placed shall be the date of state registration of title to immovable property transfer to the Issuer;

– in case of payment for the shares being placed by securities – by securities transfer in order prescribed by the legislation. At that the date of payment for shares being placed shall be the date of transaction on crediting to the depository account of the Issuer with nominee holder specified in this clause or to the account information on which will be disclosed in order stipulated by this clause.

At non-monetary payment for the shares being placed – by shares of joint-stock companies specified in this clause – the Applicant/Subscriber is recommended not later than 5 working days before submission of the Application/Offer to send to the Issuer by e-mail ZavalkoMV@gidroogk.ru or KhayrulinVG@gidroogk.ru a notice of intent to pay for the shares being placed by non-monetary assets, so that the Issuer to be able to give to its depository an order for shares crediting to the depository account. Such notice shall include:

– surname, name, patronymic (full company name) of person of the Applicant/Subscriber;

– for individual persons – passport particulars (date and place of birth, series, number and issuance date, name of the issuing authority);

– for legal entities – data of the state registration of a legal entity (including, for Russian legal entities – information on state registration of a legal entity/registration in the Unified State Register of Legal Entities (date, registering authority, appropriate certificate number));

– number of acquired securities being placed;

– name of joint-stock company/joint-stock companies, among the companies specified in this clause, shares of which are to be transferred to the Issuer as payment for the securities being placed;

– number of shares of joint-stock company/joint-stock companies, among the companies specified in this clause, shares of which are to be transferred to the Issuer as payment for the securities being placed, state registration number of issue (additional issue) and date of its assignment;

– full name of the depository (hereinafter – the First Level Depository), data on state registration of such a depository (OGRN, name of the registering authority, date of state registration and entering the depository in the EGRUL), account number of Applicant’s depository account, number and date of depository agreement concluded between the depository and the Applicant/Subscriber (in respect of securities being placed). If the Applicant’s/Subscriber’s depository account (in respect of securities being placed) is maintained by a nominee holder who in turn is a bailor of the First Level Depository, then the Application shall state the full legal name of the said nominee holder, information on state registration of the said nominee holder (hereinafter referred to as the Second Level Depository) (OGRN, name of the registering authority, date of state registration and date of entering the depository in the EGRUL), Applicant’s/Subscriber’s depository account number, number and date of the depository agreement entered into by the depository and the Applicant/Subscriber (in respect of securities being placed), the full legal name of the First Level Depository, details of the interdepository agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder with which the Applicant has the depository account (in respect of securities being placed));

– contact information of the Applicant/Subscriber (phone number with indication of inter-city code, e-mail).

The shares of the joint-stock companies specified above shall be subject to crediting to the depository account of the Issuer by the following details:

Full company name of depository: Limited Liability Company Depository and Corporate Technologies

Location: 107014, Moscow, 4, b. 1 Stromynka st.

State registration data: OGRN 1057746181272 dated February 08, 2005, issued by the Interdistrict inspectorate of Federal Tax Service No. 46 of Moscow

Postal address: 107014, Moscow, 4, b. 1 Stromynka st.

Contact phone number: (495) 641-30-31, 641-30-32, 641-30-33

Number of license of professional participant of securities market entitling the holder to carry out depositary activities: 117-11151-000100

License issue date: April 03, 2008

License period: unlimited

Issuing authority: FSFM (Federal Service for Financial Markets) of Russia

Depository agreement: No. 027/ dated August 08, 2006

Number of depository account: B00000010

or by other details, information on which will be disclosed by the Issuer within the following period upon passing the resolution by authorized body of the Issuer on crediting of shares of joint-stock companies by such details:

– in the newsline (Interfax) – within 1 (one) day;

– on the website www.rushydro.ru – within 2 (two) days.

At non-monetary payment for the shares being placed – by shares of joint-stock companies specified in this clause, expenses connected with transfer of securities as payment for the securities being placed to the depository account of the Issuer shall be borne by the Applicant/Subscriber.

In accordance with the applicable legislation and conditions of the Resolution on the Additional Issue of Shares the crediting of shares to the personal account of the person exercising the pre-emptive right, or of nominee holder specified in the Application by person exercising the pre-emptive right shall be performed only after full payment of Shares. The Shares unpaid within the Term of the pre-emptive right shall be cancelled.

Within 4 (four) days after assessing the results of exercising pre-emptive right for acquisition of Shares the Issuer shall disclose thereof in the newsline of the news agency Interfax.

Within 5 (five) days after assessing the results of exercising pre-emptive right for acquisition of Shares the Issuer shall disclose thereof at http://www.rushydro.ru on the Internet.

The texts of Resolution on Additional Issue of Securities and Prospectus of securities are publicly available at http://www.rushydro.ru on the Internet.

They can be reviewed or their copies can be provided for a charge not exceeding the costs of copying the stated documents not later than 7 days after the date of corresponding request submission at the address: Russian Federation, Moscow, 51 Arkhitektora Vlasova street, JSC “RusHydro”.

IMPORTANT INFORMATION FOR SHAREHOLDERS OF JSC “RusHydro”

Please, take into consideration that while exercising your preemptive right, the law allows you to acquire fractional shares, however, a fractional share as a rule does not have any significant influence on the number of votes you have in General Meeting of Shareholders, does not significantly increase an amount of your dividends (if any), however, alienation of fractional share may require additional expenses or efforts usually not incommensurable with the benefits of possessing the fractional share. In this connection acquisition of a whole number of shares can be preferable for you.

Please be aware that in accordance with clause 5 Article 44 of the Federal Law “On Joint Stock Companies” the person registered in the register of Company’s shareholders is obliged to inform the keeper of register of Company’s shareholders on amendment of its details (surname, name, patronymic, passport particulars, year and date of birth; place of residence (registration) sample of authorized signature of securities holder, other details provided by clause 3.4.1. of the Regulations of Maintaining Registers of Holders of Personal Securities (approved by. the Order of the Federal Commission for Securities of the Russian Federation October 2, 1997 No. 27).

If the details of the shareholder undergone changes or if the questionary of the registered person is not available in the register, or if the registrar has no necessary set of documents of the legal entity, than such shareholder shall provide to Open Joint Stock Company Registrator R.O.S.T. (or to one of the branches of OJSC Registrator R.O.S.T.) in order provided by the applicable normative acts, the information about the amendment of its data and (or) the missing documents.

Please kindly fill in all the fields of the Application form and state Your bank details and contact details (telephone number, mobile phone, e-mail address).

In the event of failure to provide the information on amendment of their details by the registered persons and (or) the necessary documents, making credit entries in accounts of the Subscribers may turn out to be impossible, at that JSC “RusHydro” and the Company’s registrar (OJSC Registrator R.O.S.T.) decline all responsibility for losses incurred in this connection.

Contact phone numbers:

OJSC Registrar R.O.S.T. (the registrar of JSC “RusHydro”) 8-800-555-99-97, the phone call within Russia IS FREE OF CHARGE.

JSC “RusHydro” (495) 225-32-32 (ext. 19-44 (Vitalij Khairulin) or 10-25 (Maxim Zavalko).

Chairman of the Management Board, JSC “RusHydro”	E. V. Dod